                                                                   EXHIBIT 10.19


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                       DIAGNOSTIC HEALTH SERVICES, INC.

                              ___________________

                                FIRST AMENDMENT

                         dated as of December 31, 1998

                                      to

                   Note Agreement dated as of April 16, 1997



                              ___________________

      Re: $20,000,000 10.50% Senior Subordinated Notes Due April 17, 2005


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

                                                                   EXHIBIT 10.19


                       FIRST AMENDMENT TO NOTE AGREEMENT


          THIS FIRST AMENDMENT TO NOTE AGREEMENT dated as of December 31, 1998 (this "FIRST AMENDMENT"), is entered into by and between DIAGNOSTIC HEALTH SERVICES, INC., a Delaware corporation (the "COMPANY"), and THE PRUDENTIAL INSURANCE COMPANY OF AMERICA ("PRUDENTIAL").

                                   RECITALS
                                   --------

     A. The Company and Prudential entered into a Note Agreement dated as of April 16, 1997 (as amended, supplemented or otherwise modified from time to time, the "NOTE AGREEMENT"), pursuant to which the Company issued and sold to Prudential and Prudential purchased, on the terms and conditions therein set forth, the Company's Senior Subordinated Notes due April 17, 2005, in an aggregate principal amount of $20,000,000 (the "NOTES"). Prudential remains the holder of 100% of the outstanding principal amount of the Notes. Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Note Agreement.

     B. Payment of the Notes and performance and observance of all other obligations of the Company arising under or in connection with the Note Agreement have been guaranteed by the Subsidiaries of the Company (other than Scripps Chula Vista Imaging Center, L.P.) and will also be guaranteed by all subsequently organized or acquired Subsidiaries of the Company (as amended, supplemented or otherwise modified and in effect from time to time, the "SUBSIDIARY GUARANTY").

     C. Effective as of December 31, 1998, the Company, the subsidiaries of the Company specified on the signature pages thereto and Chase Bank of Texas, National Association ("BANK") entered into a Second Amended and Restated Loan Agreement (as amended, supplemented or otherwise modified from time to time, the "BANK AGREEMENT"), which Bank Agreement amended and restated in its entirety the Amended and Restated Loan Agreement, dated as of July 24, 1996, as amended, by and among the Company, as Borrower, DHS Management Services, Inc., Mobile Diagnostic Systems, Inc., Alpha Scanning Service, Inc., Heart Institute of Tulsa, Inc., Specialized Imaging Services Inc., Mobile Diagnostic Imaging, Inc., St. Louis Mobile Ultrasound, Inc., HDI Acquisition Corp., Cardio Graphic Consultants, Inc., Heart Diagnostic Institutes, Inc., Homecare International, Inc., Diagnostic Health Services de Mexico, S.A. de C.V., Homecare International de Mexico, S.A. de C.V., Neonatal Pediatric Echocardiography, Inc., Pediatric Echocardiographic Diagnostic Imaging, Inc., as Guarantors, and Texas Commerce Bank, National Association, as Bank.

     D.   The Company currently is in Default under the Note Agreement.

     E. Prudential has agreed, on the terms and conditions set forth herein, to waive the

Reporting Defaults (as hereinafter defined) and the Financial Covenant Defaults (as hereinafter defined) under the Note Agreement outstanding through and including November 30, 1998 and all the Lease Defaults (as hereinafter defined) under the Note Agreement as of the date hereof.

     F. In furtherance of the foregoing, the Company and Prudential now desire to amend the Note Agreement in the respects, but only in the respects, hereinafter set forth.

          NOW, THEREFORE, the Company and Prudential, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, do hereby agree as follows:

     SECTION 1.  WAIVER OF REPORTING, FINANCIAL COVENANT AND OTHER DEFAULTS.

          The Company acknowledges that (a) as of October 31, 1998, the Company did not comply with the reporting and financial covenants ("REPORTING DEFAULTS" and "FINANCIAL COVENANT DEFAULTS," respectively) set forth in Paragraphs 5A, 6A(1) and 6A(2), respectively, of the Note Agreement and (b) as previously disclosed to Prudential in writing, on the date hereof, the Company and certain Guarantors are in default of payment in the approximate aggregate amount of $1,223,294, under capitalized leases ("LEASE DEFAULTS"), which capital leases are in the approximate aggregate principal amount of $14,582,251. As a result, as of November 30, 1998 and the date hereof, Events of Default (as defined in the Note Agreement) existed and continue to exist under the Note Agreement.

          Pursuant to this Section 1, Prudential waives all Financial Covenant Defaults, Reporting Defaults and Events of Default extant on November 30, 1998 and previously disclosed to Prudential in writing. In addition, Prudential waives all Lease Defaults extant as of the date hereof and previously disclosed to Prudential in writing. Prudential's waiver of Lease Defaults is subject to the condition subsequent that all Lease Defaults are cured by 5:00 p.m. central standard time on January 15, 1999. The Company must submit to Prudential by 5:00 p.m. central standard time on January 15, 1999 evidence of such cure, which evidence must be acceptable to Prudential in its sole discretion ("CURE EVIDENCE"). In the absence of Prudential's receipt of Cure Evidence, an Event of Default will exist. This waiver is with respect to the foregoing defaults only, and does not create any obligation on Prudential's part to grant any similar waivers or extensions under similar or dissimilar circumstances. Without limiting the foregoing, any Events of Default arising after November 30, 1998 (other than those described in the immediately preceding paragraph) are not waived by this Section 1. This waiver shall become effective only upon the Company's and Guarantors' execution of this Agreement. It is understood and agreed that, except as set forth in this Section 1, Prudential waives no rights
                                                                      ---------
whatsoever with respect to remedies available to it with respect to the Note
----------
Agreement and the other Note Documents.

          The Company (a) represents and warrants that no Event of Default as defined in the Note Agreement (or any event that would, with the giving of notice or passage of time, or both, constitute an Event of Default) has occurred and is continuing under the Note Agreement or the other Note Documents, other than those described in this Section 1; and (b) represents and agrees that it in no way expects, has been led to expect, or will rely upon any other waiver, extension, forbearance or consent not agreed to by Prudential in writing in this Section 1 or prior to the date of this First Amendment.

     SECTION 2.  AMENDMENTS TO NEGATIVE COVENANTS.

             (a) Amendments to Paragraph 6A (Financial Covenants). Paragraph
                 ------------------------------------------------
     6A is  amended as follows:

                 (i) Paragraph 6A(1) is amended by deleting it in its entirety and replacing it with the following:

                              (1) FIXED CHARGES. The ratio of (a) the sum of EBITDA plus Consolidated Lease/Rental Expenses to (b) Consolidated Fixed Charges, for any period of four consecutive fiscal quarters, (i) for the period commencing on and including July 1, 1999 and ending on and including December 31, 1999, to be less than or equal to 1.0:1.0, and (ii) during the period commencing on and including January 1, 2000 and ending on and including June 30, 2001, to be less than or equal to 1.2:1.0, and (iii) thereafter, to be less than or equal to 1.5:1.0.

                 (ii) Paragraph 6A(2) is amended by deleting it in its entirety and replacing it with the following:

                              (2) CONSOLIDATED NET WORTH. Consolidated Net Worth on the last day of any fiscal quarter, commencing with the fiscal quarter ended September 30, 1998, to be less than the sum of (i) $56,760,266 plus (ii) 70% of
                                                              ----
                         any Equity Proceeds received after September 30, 1998 plus (iii) the cumulative total of 50% of Consolidated
                         ----
                         Net Earnings of the Company and its Subsidiaries (but not including the Consolidated Net Earnings of any Acquired Company for any periods prior to such Acquired Company becoming a Subsidiary) for each fiscal quarter after September 30, 1998 in which such Consolidated Net Earnings is greater than $0, to and including the fiscal quarter ended on such measurement date; provided, however, that there may be deducted from the
                         --------  -------
                         Consolidated Net Worth, calculated as aforesaid, the following aggregate adjustments, charges and reserves to the extent recorded subsequent to September 30, 1998 and to the extent in excess of the otherwise applicable Consolidate Net Earnings in the fiscal quarter in which same are recorded: (A) up to $10,029,000 for adjustments to 1998 net income, and up to $11,883,000 for adjustments to pre-1998 net income, arising out of the change in accounting principles disclosed in the Company's quarterly report on Form 10-Q for the quarter ended September 30, 1998, (B) up to $21,822,000 for impairment of goodwill and other assets, and (C) up to $1,000,000 for additional bad debt reserves.

                  (iii) Paragraph 6A(4) is amended by deleting "3.5:1.0" and replacing it with "2.0:1.0".

                  (iv) Paragraph 6A is amended by adding the following Paragraph 6A(5):

                              (5)  MINIMUM QUARTERLY EBITDA. The Company shall
     cause EBITDA to be at least the following minimum amounts during the fiscal quarters indicated:

                                   (i)   for the quarter ending December 31,
                              1998, EBITDA shall be at least $1,400,000;

                                   (ii)  for the quarter ending March 31, 1999,
                              EBITDA shall be at least $2,100, 000; and

                                   (iii) for the quarter ending June 30, 1999,
                              EBITDA shall be at least $2,850,000.


             (b)  Amendment to Paragraph 6C (Limitation on Asset Dispositions).
                  ------------------------------------------------------------
Paragraph 6C of the Note Agreement is amended by deleting it in its entirety and replacing it with the following:

                  6C. SALE OF ASSETS. Except for asset transfers by Wholly Owned Subsidiaries to the Company or other Wholly Owned Subsidiaries, neither the Company nor any of the Subsidiaries of the Company (other than Scripps Chula Vista Imaging Center, L.P.) shall sell, transfer or otherwise dispose of any of its assets except for inventory and obsolete equipment in both cases sold in the ordinary course of business in either case.

             (c)  Addition of  Negative Covenants.  Paragraph 6 of the Note
                  -------------------------------
     Agreement is further amended by adding the following new paragraphs at the end thereof:

                  6H.  DIVIDENDS. Neither the Company nor any of its
             Subsidiaries (other than Scripps Chula Vista Imaging Center, L.P.) will declare or pay any cash dividend, purchase, redeem or otherwise acquire for value any of its stock now or hereafter outstanding, return any capital to stockholders, or make any distribution of its assets to its stockholders as such; provided, however, that the foregoing shall not prohibit any Wholly Owned Subsidiary from paying dividends to, or making distributions or paying management fees to, at any time and from time to time, the Company or any other Wholly Owned Subsidiary.

                  6I.  SALE OR DISCOUNT OF RECEIVABLES. Neither the Company nor
             any of its Subsidiaries (other than Scripps Chula Vista Imaging Center, L.P.) will discount, sell or otherwise transfer, directly or indirectly, any of their notes or accounts receivable.

                  6J.  MAXIMUM UNLEVERAGED CAPITAL EXPENDITURES. Neither the
             Company nor any of its Subsidiaries (other than Scripps Chula Vista Imaging Center, L.P.) will make any Unleveraged Capital Expenditures in excess of $500,000 in the aggregate during any fiscal year.

                  6K. ACQUISITIONS. The Company shall not, and shall cause each of its Subsidiaries (other than Scripps Chula Vista Imaging Center, L.P.) not to, consummate any Acquisition without Prudential's prior written consent (which may be given or withheld for any reason or no reason, in either case in Prudential's sole discretion).

             SECTION 3.  AMENDMENT TO EVENTS OF DEFAULT.

             (a) Paragraph 8A(iii) of the Note Agreement is hereby amended by deleting "$2,500,000" and replacing it with "$50,000" (provided that Paragraph 8A(iii) shall not be applicable with respect to those capitalized leases referenced in Section 1 of the First Amendment to the Note Agreement as being in default on the date of the First Amendment, but only for so long as (and in any event not beyond January 15, 1999) and only to the extent that the Company continues to negotiate in good faith with the subject lessors with respect to the refinancing of the obligations under such leases).

             (b) Paragraph 8A(xiii) is amended by deleting "$1,000,000" and replacing it with "$50,000" in each place it appears in Paragraph 8A(xiii).

             SECTION 4.  AMENDMENTS TO DEFINITIONS

             (a) Paragraph 11B of the Note Agreement is amended by adding each of the defined terms listed below in alphabetical order:

                  "CONTRACT ACCOUNTING CONTRACT" shall mean any contract or
             agreement (a) whose value and related expenses are recognized by the Company or a Subsidiary on a present value basis at the inception of such contract or agreement (regardless of whether rights under such contract or agreement have or have not been sold) or (b) accounted for consistent with the Company's or a Subsidiary's accounting policy for its long-term contracts prior to the change in such policy, effective October 1, 1998, announced in the Company's Form 10-Q for the fiscal quarter ended September 30, 1998.

                  "NOTE DOCUMENTS" shall mean this Note Agreement, the Notes, the Subsidiary Guaranty, the Warrants, the Warrant Purchase Agreement, the

             Registration Rights Agreement and all other documents heretofore, herewith or hereafter executed in connection with the lending, credit and security transactions described herein.

                  "UNLEVERAGED CAPITAL EXPENDITURES" shall mean for any period, the total cost of capital expenditures in such period by the Company on a consolidated basis for the purpose of acquiring, or acquiring the use of, equipment or other tangible capital assets, less the total amount of Funded Debt incurred in connection with such expenditures.

             (b) Paragraph 11B of the Note Agreement is further amended by deleting in its entirety each of the defined terms listed below, as such defined term is presently set forth in Paragraph 11B, and replacing it with the applicable amended definition set forth below:

                  "EBITDA" shall mean the Company's consolidated net income, determined in accordance with GAAP, before provision for income taxes, interest expense, depreciation and amortization to the extent actually deducted in arriving at net income (and in any event before provision for that certain restructuring and impairment expense in the amount of $5,518,489 incurred by the Company and its consolidated subsidiaries in the fiscal quarter ended June 30, 1998, as reported on the Company's Form 10-Q for such quarter filed with the Securities and Exchange Commission), minus extraordinary income, plus extraordinary loss, minus amounts
             -----                       ----                     -----
             that would otherwise constitute EBITDA in the subject twelve-month period which are derived from Contract Accounting Contracts, with all of the foregoing being determined in accordance with GAAP, in all cases without duplication.

             (c) Paragraph 11B is further amended by deleting the following defined terms:

                  "INITIAL REPORT DATE"
                  "EBITDA FACTOR"
                  "GAAP EBITDA"
                  "ACQUIRED EBITDA"

             SECTION 6. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants as follows:

             (a)  Organization.  The Company is a corporation duly organized
                  ------------
     and validly existing in good standing under the laws of the State of Delaware.

             (b)  Power and Authority.  The Company has all requisite
                  -------------------
     corporate power to execute, deliver and perform its obligations under this First Amendment. The execution, delivery and performance by the Company of this First Amendment have been duly authorized by all requisite corporate action on the part of the Company. The Company has duly executed and delivered this First Amendment, and this First Amendment constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

             (c)  No Conflicts.  Neither the execution and delivery of this
                  ------------
     First Amendment by the Company, nor the consummation of the transactions contemplated hereby, nor fulfillment of nor compliance with the terms and provisions hereof will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any security interest, lien or other encumbrance upon any of the properties or assets of the Company pursuant to the charter or by-laws of the Company, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company is subject.

             (d)  Consents.  Neither the nature of the business conducted by
                  --------
     the Company, nor any of its properties, nor any relationship between the Company and any other Person, nor any circumstance in connection with the transactions contemplated by this First Amendment is such as to require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental body or any other Person in connection with the execution and delivery of this First Amendment or fulfillment of or compliance with the terms and provisions hereof or thereof. Provided, however, that a condition precedent to the effectiveness of the Bank Agreement is that this First Amendment shall be effective and satisfactory to Bank in its sole discretion.

             (e)  No Material Adverse Change.  There has been no material
                  --------------------------
     adverse change in the business, operations, affairs, financial condition, assets, properties, profits or prospects of the Company and its Subsidiaries taken as a whole since December 31, 1997, except as described on Schedule I attached hereto.

             (f)  No Event of Default or Default.  Immediately preceding and
                  ------------------------------
     following the effectiveness of this First Amendment, after giving effect to the Bank Agreement, no Event of Default or Default exists except the Reporting Defaults, the Financial Covenant Defaults and the Lease Defaults specifically waived in Section 1.

             SECTION 7. CONDITIONS TO EFFECTIVENESS. This First Amendment shall become effective on the date hereof (the "EFFECTIVE DATE"), subject in all cases to the following having been received by and being satisfactory to Prudential:

             (a)  duly executed counterparts of this First Amendment;

             (b) certificate of the Secretary or Assistant Secretary of the Company either (x) attaching and certifying copies of (i) the certificate of incorporation of the Company, (ii) the bylaws of the Company, (iii) the resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance of this First Amendment, and (iv) the name, title and true signature of each officer of the Company authorized to execute this First Amendment, or (y) certifying that there has been no amendment to the documents referred to in clauses (i) and (ii) since the Date of Closing and attaching and certifying copies of the documents referred to in clauses (iii) and (iv);

             (c)  a duly executed and delivered copy of the Bank Agreement;

             (d) a written acknowledgment from Bank that all conditions precedent to the effectiveness of the Bank Agreement have been satisfied;

             (e) a favorable opinion of Greenberg Traurig, special counsel to the Company, satisfactory to Prudential and addressing such matters as Prudential may reasonably request;

             (f) evidence satisfactory to Prudential that Prudential's special counsel has received its fees, charges and disbursements charged or incurred in connection with the preparation, negotiation, execution and delivery of this First Amendment and any other documents executed and delivered contemporaneously herewith or therewith, to the extent such fees, charges and disbursements are reflected in a statement of such special counsel tendered to the Company;

             (g) a copy of the asset audit of the Company provided in connection with the Bank Agreement, based on financial statements current as of September 30, 1998, with such asset audit prepared in accordance with GAAP and acceptable to Prudential; and

             (h) an Officer's Certificate certifying that the representations and warranties of the Company in this First Amendment and in the Note Agreement and of the Guarantors in the Subsidiary Guaranty are true and correct in all material respects as of the date hereof (except to the extent that such representations and warranties related solely to an earlier date).

             SECTION 8.  MISCELLANEOUS.

             (a)  References to Note Agreement.   Upon and after the Effective
                  ----------------------------
     Date, each reference to the Note Agreement in the Note Agreement and each other Note Document shall mean and be a reference to the Note Agreement as amended by this First Amendment.

             (b)  Ratification and Confirmation.   Except as specifically
                  -----------------------------
     amended herein, the Note Agreement shall remain in full force and effect, and is hereby ratified and confirmed.

             (c)  No Waiver.  The execution, delivery and effectiveness of
                  ---------
     this First Amendment shall not operate as a waiver of any right, power or remedy of Prudential or any other holder of Notes, nor constitute a waiver of any provision of the Note Agreement, the Notes or any other Note Document.

             (d)  Expenses.   The Company confirms its agreement, pursuant to
                  --------
     paragraph 12B of the Note Agreement, to pay promptly all out-of-pocket expenses of Prudential related to this First Amendment and all matters contemplated hereby, including, without limitation, all reasonable fees and expenses of Prudential's special counsel.

             (e)  Descriptive Headings.  The descriptive headings of the
                  --------------------
     several sections of this First Amendment are inserted for convenience only and do not constitute a part of this First Amendment.

             (F)  GOVERNING LAW.   THIS FIRST AMENDMENT SHALL BE CONSTRUED AND
                  -------------
     ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK.

             (g)  Counterparts.   This First Amendment may be executed in
                  ------------
     counterparts (including those transmitted by facsimile), each of which shall be deemed an original and all of which taken together shall constitute one and the same document. Delivery of this First Amendment may be made by facsimile transmission of a duly executed counterpart copy hereof.

     [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS.]

          IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute this First Amendment as of the date first above written.


                                            DIAGNOSTIC HEALTH SERVICES, INC.



                                            Name:
                                            Title:


                                            THE PRUDENTIAL INSURANCE
                                            COMPANY OF AMERICA


                                            Name:
                                            Title:

     The undersigned Subsidiaries of the Company hereby confirm that the Subsidiary Guaranty continues to apply, relate, benefit and secure the Note Agreement and the Notes, as amended by this First Amendment.

                                   DHS MANAGEMENT SERVICES, INC.
                                   MOBILE DIAGNOSTIC SYSTEMS, INC.
                                   HEART INSTITUTE OF TULSA, INC.
                                   SPECIALIZED IMAGING SERVICES INC.
                                   MOBILE DIAGNOSTIC IMAGING, INC.
                                   ST. LOUIS MOBILE ULTRASOUND, INC.
                                   ADVANCED DIAGNOSTIC IMAGING, INC.
                                   PEDIATRIC ECHOCARDIOGRAPHIC
                                     DIAGNOSTIC IMAGING, INC.
                                   ULTRASOUND DIAGNOSTIC SERVICES, LTD.
                                   SOCAL DIAGNOSTIC SERVICES, INC.
                                   CARDIAC CONCEPTS, INC.
                                   HOMECARE INTERNATIONAL, INC.
                                   SOCAL SUBSIDIARY I, INC.
                                   SOCAL SUBSIDIARY II, INC.
                                   SONOMED, INC.


                                   By:__________________________________
                                   Name:  Brad A. Hummel
                                   Title: President


                                   ALPHA SCANNING SERVICE, INC.,
                                   a Louisiana corporation


                                   By:__________________________________
                                   Name:  Brad A. Hummel
                                   Title: Chief Operating Officer

                                   SANTA MONICA IMAGING CENTER LIMITED
                                   PARTNERSHIP

                                        By:  SoCal Subsidiary I, Inc., its
                                             General Partner



                                   By:_______________________________________

                                   Name:  Brad A. Hummel
                                   Title: President

                              DIAGNOSTIC HEALTH SERVICES DE MEXICO,
                              S.A. de C.V., a corporation incorporated under the laws of the Republic of Mexico

                              By:____________________________________________
                              Name:  Brad A. Hummel
                              Title: Director